Global Water Resources Receives ACC Approval for Rate Increase
PHOENIX, AZ – July 13, 2022 – Global Water Resources, Inc. (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, has received approval from the Arizona Corporation Commission (ACC) to establish new water and wastewater rates for 96% of its active service connections, effective August 1, 2022.
The last rate proceeding approved by the ACC for Global Water was in 2014, which resulted in a rate increase that was phased-in annually. It has helped fund substantial infrastructure investments by the company.
The new rates are expected to result in a collective revenue increase of approximately $2.2 million on an annualized basis, based on 2019 test year service connections, and will be implemented in three stages, on August 1, 2022, January 1, 2023, and January 1, 2024.
“As with our previous rate increase, the additional revenue we expect to generate from the higher rates approved yesterday is anticipated to provide the financial resources we need to meet the current and future needs of our customers,” stated Global Water president and CEO, Ron Fleming. “We believe this will enable us to sustain the high quality of our water and wastewater infrastructure, as well as improve services for the communities we have the privilege to serve.”
The ACC also approved the consolidation of rates and corporate entities for several Global Water utilities in Pinal County, including Red Rock, Santa Cruz, Palo Verde, Picacho Water, and Picacho Utilities. In addition, the ACC approved, among other things, acquisition premiums related to Global Water’s acquisition of Red Rock and Turner Ranches utilities. This approval authorizes Global Water to reclassify a portion of goodwill on its balance sheet as an asset that can be reimbursed through increased rates over a period of 25 years. The $2.2 million rate increase includes the acquisition premiums.
“We applaud the ACC’s approval of our acquisition premiums as a critical step forward in dealing with numerous challenges in our industry, and it supports our mission of acquiring utilities that require upgrades and improvements in customer service,” noted Global Water chief strategy officer, Chris Krygier. “We continue to seek acquisitive opportunities that are synergistic to our growing portfolio of water and wastewater utilities and particularly where our application of Total Water Management would be beneficial to the communities we serve.”
“We expect the consolidation of our utilities in Pinal County will create economies of scale that will be beneficial to all of our customers,” added Fleming. “This is because as we continue to grow organically and through acquisitions, yesterday’s approved revenue increase will be spread over more active customer connections. Looking ahead, our industry-leading approach to utility consolidation, automation and water resource management will continue to ensure safe, high-quality water services for the community.”
Global Water’s existing six-tier tariff structure is believed to be unique in Arizona. It incentivizes customers to conserve water through a rebate program that provides a credit on their water bills if they use 10% less than the average customer in their community.
In 2021, Global Water customers across Arizona also received more than $82,000 in financial aid from its customer assistance program, which was expanded to include those who had difficulty paying their utility bills due to COVID-19.
The customer assistance program is available to qualified customers who meet low-income guidelines, have a medical hardship, are a deployed service member, disabled veteran or furloughed worker. Such qualified customers are eligible to receive a bill credit benefit of up to $350 annually for their water utility service and up to $350 for their wastewater utility service, totaling $700 annually.

If you are a Global Water customer in need of assistance, additional information is available at www.gwresources.com/customerassistance. You may also call a Global Water customer service representative at 866-940-1102 or email CustomerService@gwresources.com.
Further details of the rate case will be described in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, which will be available at sec.gov and in the investor section of the company’s website at www.gwresources.com.
About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates 25 systems which provide water, wastewater, and recycled water services. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles over 1 billion gallons of water annually.
The company has been recognized for its highly effective implementation of Total Water Management (TWM). TWM is an integrated approach to managing the entire water cycle by owning and operating water, wastewater, and recycled water utilities within the same geographic area in order to maximize the beneficial use of recycled water. TWM includes additional smart water management programs such as remote metering infrastructure and other advanced technologies, rate designs, and incentives that result in real conservation. TWM helps protect water supplies in water-scarce areas experiencing population growth. To learn more, visit www.gwresources.com.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements which reflect the company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the anticipated benefits resulting from our approved rate application, including our expected collective revenue increase due to new water and wastewater rates and benefits from consolidation of rates, our strategies and future business plans, acquisition plans and our ability to complete additional acquisitions, and other statements that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors, including the duration and severity of the COVID-19 pandemic and the actions to contain the virus or treat its impact, such as the efficacy of vaccines (particularly with respect to emerging strains of the virus). Factors that may also affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Company Contact:
Michael J. Liebman
CFO and SVP
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations:
Ron Both or Justin Lumley
CMA Investor Relations
Tel (949) 432-7566
GWRS@cma.team

Media & ESG Contact:
Tim Randall
CMA Tel (949) 432-7572
GWRS@cma.team
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